UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 14, 2026

MORGAN STANLEY BITCOIN TRUST

(Exact name of registrant as specified in its charter)

Delaware	001-43211	32-6833090
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1585 Broadway New York, New York	10036
(Address of principal executive offices)	(Zip Code)

(212) 761-4000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares of Beneficial Interest of Morgan Stanley Bitcoin Trust	MSBT	NYSE Arca, Inc.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On May 14, 2026, Sally Diffley was appointed to the position of Chief Financial Officer of Morgan Stanley Investment Management Inc., the delegated sponsor (“Delegated Sponsor”) of Morgan Stanley Bitcoin Trust (the “Trust”). Ms. Diffley’s appointment was made in connection with the previously-announced resignation of Rohit Goenka as Chief Financial Officer of the Delegated Sponsor on May 11, 2026.

The Delegated Sponsor of the Trust is a wholly-owned subsidiary of Morgan Stanley. Ms. Diffley is a member of Morgan Stanley’s Investment Management Operating Committee and the Finance Management Committee. Ms. Diffley previously served as Morgan Stanley’s Investment Management Controller and has held central roles supporting the Finance Division. Prior to joining Morgan Stanley in 2020, Ms. Diffley was most recently E*TRADE's Assistant Controller. Ms. Diffley is a certified public accountant and began her career at Deloitte. She earned undergraduate and graduate degrees in Accounting from the University of Notre Dame.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 20, 2026

Morgan Stanley Bitcoin Trust

By:	Morgan Stanley Investment Management Inc., as the Delegated Sponsor of the Trust

By:	/s/ Scott Steel
Name:	Scott Steel*
Title:	Managing Director

* The registrant is a trust and the person is signing in their capacity as an officer of Morgan Stanley Investment Management Inc., the Delegated Sponsor of the registrant.

2